SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported):
                             October 1, 1996

                              TWI CABLE INC.
          (Exact name of registrant as specified in its charter)

        Delaware                 33-43948                 59-1353813
    (State or other            (Commission                 (I.R.S.
  Employer jurisdiction        File Number)           Identification No.)
    of incorporation)

                 One Cablevision Center, Liberty, NY 12754
             (Address of principal executive offices)  (zip code)

                              (914) 292-7550
           (Registrant's telephone number, including area code)

                    Cablevision Industries Corporation
  (Former name or former address, if changed since last report)

Item 5. Other Events

     TWI Cable Inc. ("TWI Cable" or the "Company"), formerly named Cablevision Industries Corporation ("CVI") and a wholly-owned subsidiary of Time Warner Inc. ("Time Warner")_1/, has recently entered into the transactions described below.

         (i) On October 1, 1996, Time Warner effectuated a reorganization amongst certain of its wholly owned cable subsidiaries, whereby (a) Time Warner contributed to the Company all of the capital stock of a wholly owned subsidiary of Time Warner owning and operating the net assets acquired in Time Warner's 1995 acquisition of KBLCOM Incorporated (formerly TWI Cable Inc., or "Old TWI Cable", and, prior to its acquisition by Time Warner, "KBLCOM"), (b) Time Warner contributed to the Company all of the capital stock of Summit Communications Group, Inc. ("Summit"), which was acquired by Time Warner in 1995 and (c) CVI changed its name to TWI Cable Inc. In connection therewith, the Company assumed (1) approximately $1.5 billion of Old TWI Cable's indebtedness under its five-year, revolving credit agreement (the "Credit Agreement"), which was assumed in cancellation of the Company's $1.5 billion note payable to Old TWI Cable and (2) $1.3 billion of indebtedness due to Time Warner. Such transactions are collectively referred to herein as the "TWI Cable Reorganization". References herein to the "Company" refer to CVI prior to October 1, 1996 and TWI Cable thereafter.

         (ii) On January 4, 1996, the Company completed the transactions with Time Warner that were previously described in the Company's Current Report on Form 8-K dated February 6, 1995, pursuant to which (a) the Company merged with a wholly owned subsidiary of Time Warner and became a direct, wholly owned subsidiary of Time Warner (the "CVI Merger") and (b) Cablevision Management Corporation of Philadelphia ("CMP") merged with a wholly owned subsidiary of Time Warner and became a direct, wholly owned subsidiary of Time Warner (the "CMP Merger") and was immediately contributed into, and became a direct, wholly owned subsidiary of, the Company. Immediately following the CVI Merger, (a) Cablevision Industries of Middle Florida, Inc. ("CIMF") merged into the Company (the "CIMF Merger") and (b) the Company and certain of its subsidiaries purchased the entire equity interests or all of the assets (collectively, the "Gerry Purchase") of each of Cablevision Industries of Tennessee L.P. ("CITLP"), Cablevision Industries Limited Partnership ("CILP"), Cablevision Industries of Saratoga Associates ("CISA"), Cablevision of Fairhaven/Acushnet ("CFA") and Cablevision Industries of Florida, Inc.
    ("CIF" and, together with CIMF, CMP, CITLP, CILP, CISA and CFA, the "Gerry Companies"). The CMP Merger, the CIMF Merger and the Gerry Purchase are referred to herein as the "Gerry Acquisition". The CVI Merger and the Gerry Acquisition are referred to herein as the "Time Warner Transactions".

         In connection with the consummation of the Time Warner Transactions, the Company borrowed $1.525 billion from Old TWI Cable under the same terms as set forth in the Credit Agreement as more fully described herein.
    The Company used approximately $1.2 billion of such proceeds to repay or redeem all of its outstanding indebtedness with the exception of $200 million principal amount of 9-1/4% Senior Debentures and $300 million principal amount of 10-3/4% Senior Notes, as well as $220 million of indebtedness that was assumed in the Gerry Acquisition, plus redemption premiums thereon of $16 million (the "CVI Debt Refinancing"). In addition to the CVI Debt Refinancing, $211 million was used to consummate the Gerry Acquisition and $62 million was used to pay for one-time costs related to the CVI Merger and transaction costs related to the Gerry Acquisition.

         The consideration received by the stockholders of the Company (principally Alan Gerry) for the CVI Merger was 457,075 shares of the common stock of Time Warner, 3,250,000 and 3,080,202 shares, respectively, of two newly designated series of convertible preferred stock of Time Warner and the assumption of the liabilities of the Company. The aggregate consideration received by Alan Gerry and certain related parties for the Gerry
    Acquisition was 2,467,294 shares of the common stock of Time Warner, $211 million in cash and the assumption of the liabilities of the Gerry Companies.

     The TWI Cable Reorganization, the Time Warner
Transactions and the CVI Debt Refinancing are referred to herein as the "Transactions".

_______
1/ On October 10, 1996, Time Warner acquired the remaining 80% interest in Turner Broadcasting System, Inc. ("TBS") that it did not already own. The transaction was structured so that each of Time Warner ("Old Time Warner") and TBS were merged with wholly-owned, separate subsidiaries of a holding company that was renamed "Time Warner Inc." ("New Time Warner"). Accordingly, all references herein to "Time Warner" refer to Old Time Warner.

Item 7.  Financial Statements and Exhibits.

(a)  Pro Forma Consolidated Condensed Financial Statements

     The following pro forma consolidated condensed financial statements of the Company as of and for the six months ended June 30, 1996 give effect to the TWI Cable Reorganization as if the transactions occurred at such date, with respect to the balance sheet, and at the beginning of 1995, with respect to the statement of operations. The Time Warner Transactions and the CVI Debt Refinancing are already reflected in the historical financial statements of the Company as of and for the six months ended June 30, 1996. The pro forma consolidated condensed statement of operations of the Company for the year ended December 31, 1995 gives effect to the Time Warner Transactions, the CVI Debt Refinancing, and the TWI Cable Reorganization in each case as if such transactions occurred at the beginning of the period. The pro forma consolidated condensed financial statements should be read in conjunction with the historical financial statements of the Company, including the notes thereto, which are contained in the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 1996 and the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as well as the historical financial statements of (i) Cablevision Industries Limited Partnership and the Combined Entities (which financial statements are the combined financial statements of the Gerry Companies),
(ii) Old TWI Cable (formerly KBLCOM) and (iii) Summit. The pro forma consolidated condensed financial statements have been derived from the historical financial statements of the respective entities as of and for the six months ended June 30, 1996 and for the year ended December 31, 1995, except in the case of the Gerry Companies, which were acquired on January 4, 1996 and consequently, such pro forma financial statements have been derived from the combined financial statements for such entities for the year ended December 31, 1995. Historical financial statements for the Gerry Companies are incorporated by reference from Time Warner's Current Report on Form 8-K dated November 14, 1995. Historical financial statements for Old TWI Cable (formerly KBLCOM) as of and for the six months ended June 30, 1996 and the year ended December 31, 1995 are attached as exhibits hereto. Historical financial statements of Summit are incorporated herein by reference from its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996 and its Annual Report on Form 10-K for the year ended December 31, 1995.

     The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or operating results that would have occurred if the Transactions had been consummated as of the dates indicated, nor are they necessarily indicative of future financial conditions or operating results.

TWI Cable Reorganization

     Pro forma adjustments for the TWI Cable Reorganization reflect the contribution of Summit and Old TWI Cable (formerly KBLCOM) to the Company. In connection therewith, the Company acquired wholly owned subsidiaries with (a) cable television systems serving approximately 862,000 subscribers and a 50% interest in Paragon Communications ("Paragon"), which owns cable television systems serving an additional 972,000 subscribers and (b) approximately $2.9 billion of indebtedness, consisting of (i) $1.5 billion of Old TWI Cable's indebtedness under the Credit Agreement, which was assumed in cancellation of the Company's $1.5 billion note payable to Old TWI Cable, (ii) $1.3 billion of indebtedness due to Time Warner and (ii) $140 million of indebtedness of Summit. The other 50% interest in Paragon is already owned directly and indirectly by Time Warner Entertainment Company, L.P. ("TWE"), a partnership in which 74.49% of the pro rata priority capital and residual equity interests and 100% of the senior priority capital and junior priority capital interests are owned by Time Warner and certain of its wholly owned subsidiaries.

     Because all of the merged entities are under the common control of Time Warner, the Company has recorded the contributed net assets at Time Warner's historical cost basis of accounting.

Time Warner Transactions

     The CVI Merger did not result in the "push down" of Time Warner's accounting basis due to the Company's public debt which remains outstanding. Therefore, the Company's accounting basis of net assets did not change as a result of the CVI Merger. As a result of the Gerry Acquisition, the Company acquired cable television systems serving approximately 247,000 subscribers in exchange for 2,467,294 shares of Time Warner common stock and the assumption or incurrence of approximately $431 million of debt. The Company has accounted for the Gerry Acquisition under the purchase method of accounting for business combinations and, accordingly, the estimated cost to acquire such assets has been allocated to the underlying net assets in proportion to their respective fair values. The valuations and other studies which will provide the basis for such an allocation have not been completed and accordingly, a preliminary allocation of the excess of cost over the book value of the net assets acquired has been made principally to cable television franchises in proportion to their estimated fair values, as more fully described in the notes to the pro forma consolidated condensed financial statements.

     In connection with the Time Warner Transactions, the Company has entered into management services agreements with TWE, pursuant to which TWE is responsible for the management and operations of certain of its cable television systems. The pro forma consolidated condensed statements of operations of the Company reflect annual management fees to be paid to TWE, based on an allocation, which management believes to be reasonable, of the corporate expenses of the cable division of TWE in proportion to the respective number of cable subscribers of the Company to be managed by TWE's cable division as a percentage of the aggregate number of subscribers of all cable television systems to be managed by TWE's cable division. As a result of TWE's management of certain of the cable television systems owned by the Company, the pro forma consolidated condensed statement of operations of the Company for the year ended December 31, 1995 also reflects certain reductions in corporate expenses of the Company and its acquired entities relating to the closing of certain corporate and regional facilities and the termination of related personnel as a direct result of the integration of the operations of the Company and its acquired entities into Time Warner's operating structure.

     In connection with the consummation of the Time Warner Transactions, Old TWI Cable borrowed $1.525 billion under its Credit Agreement and loaned such proceeds to the Company under the same terms set forth in the Credit Agreement as more fully explained below. The Company used approximately $1.2 billion of such proceeds to repay or redeem all of its outstanding indebtedness with the exception of $200 million principal amount of 9-1/4% Senior Debentures and $300 million principal amount of 10-3/4% Senior Notes, as well as $220 million of indebtedness that was assumed in the Gerry Acquisition, plus redemption premiums thereon of $16 million. In addition to such CVI Debt Refinancing, $211 million was used to consummate the Gerry Acquisition and $62 million was used to pay for one-time costs related to the CVI Merger and transaction costs related to the Gerry Acquisition. Upon consummation of the TWI Cable Reorganization, the Company assumed all of Old TWI Cable's obligations under the Credit Agreement, resulting in the cancellation of its $1.5 billion note payable to Old TWI Cable. Prior to the TWI Cable Reorganization, the Company had guaranteed the obligations of Old TWI Cable under the Credit Agreement.

     Based on the average LIBOR rates in effect during the six months ended June 30, 1996 and the year ended December 31, 1995, LIBOR has been assumed to be 5.5% and 6% per annum, respectively, and accordingly, the pro forma consolidated condensed statements of operations reflect interest on the $1.3 billion note payable to Time Warner and borrowings under the Credit Agreement at estimated rates of 6.375% and 6.875% per annum, respectively. Each 12.5 basis point increase in the pro forma interest rate applicable to the aggregate $2.8 billion of indebtedness due to Time Warner and borrowings under the Credit Agreement would have the approximate effect of increasing the Company's annual interest expense and net loss by $4 million and $2 million, respectively.

                               TWI CABLE INC.
               PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               June 30, 1996
                           (millions, unaudited)

                                          TWI Cable Reorganization
                                                     Old TWI Cable
                             Company                 (formerly      Company
                             Historical   Summit(a)  KBLCOM)(b)     Pro Forma
A S S E T S
Cash and equivalents            $  4        $104       $   14       $  122
Other current assets              60           7           34          101
Total current assets              64         111           48          223

Loan to Time Warner                -          24            -           24
Other investments                  1           -          961          962
Property, plant and equipment    393          44          316          753
Cable television franchises      720         350        1,301        2,371
Goodwill                         274         142          572          988
Other assets                       -           2            9           11

Total assets                  $1,452        $673       $3,207       $5,332


LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities     $   93       $  12       $   90       $  195
Note payable to Old TWI Cable  1,500           -       (1,500)           -
Note payable to Time Warner        -           -        1,291        1,291
Other long-term debt             500         140        1,500        2,140
Deferred income taxes             53         162          863        1,078
Other long-term liabilities        1           -            1            2
Shareholders' equity (deficit):
 Paid-in capital                 126         354        1,033        1,513
 Accumulated earnings (deficit) (821)          5          (71)        (887)

Total shareholders' equity
  (deficit)                     (695)        359          962          626

Total liabilities and
  shareholders' equity         $1,452       $673       $3,207       $5,332


See accompanying notes.

                               TWI CABLE INC.
         PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                       Six Months Ended June 30, 1996
                           (millions, unaudited)

                                          TWI Cable Reorganization
                                                     Old TWI Cable
                             Company                 (formerly     Company
                             Historical   Summit(c)  KBLCOM)(d)    Pro Forma

Revenues                         $ 265        $ 36        $ 150      $ 451

Costs and expenses:
Operating                           90          11           60        161
General and administrative          46           5           31         82
Depreciation and amortization       81          15           83        179
Operating expenses                 217          31          174        422

Business segment operating
  income (loss)                     48           5          (24)        29
Interest and other, net            (75)         (3)         (31)      (109)

Income (loss) before income taxes  (27)          2          (55)       (80)
Income tax (provision) benefit       8          (2)          19         25

Loss before extraordinary item   $ (19)     $    -      $   (36)    $  (55)



See accompanying notes.

                               TWI CABLE INC.
          PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                        Year Ended December 31, 1995
                            (millions, unaudited)

                                                    TWI Cable Reorganization
                               Time
                               Warner                       Old TWI Cable
                     Company   Trans-   CVI Debt            (formerly  Company
                   Historical  actions  Refinancing  Summit  KBLCOM) Pro Forma
                                  (e)        (f)       (g)      (h)
Revenues                $ 429     $ 85      $   -      $ 66    $277    $ 857

Costs and expenses:
Operating                 129       28          -        18      82      257
Selling, general
  and administrative       97        9          -        13      81      200
Depreciation and
  amortization            141       45          -        30     164      380
Employment arrangements    63      (63)         -         -       -        -
Operating expenses        430       19          -        61     327      837

Business segment operating
  income (loss)            (1)      66          -         5     (50)      20
Interest and other, net  (104)     (28)         4       (11)    (71)    (210)
Non-recurring charge      (26)       -          -         -       -      (26)
Income (loss) before
  income taxes           (131)      38          4        (6)   (121)    (216)
Income tax (provision)
  benefit                   6      (13)        (2)        6      43       39

Net income (loss)       $(125)    $ 25        $ 2     $   -   $ (78)   $(177)


See accompanying notes.

                               TWI CABLE INC.
               NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED
                            FINANCIAL STATEMENTS

(a) Reflects the assets and liabilities of Summit at June 30, 1996, as included in the historical balance sheet of Time Warner at June 30, 1996 filed in Time Warner's Quarterly Report on Form 10-Q for the six months ended June 30, 1996, consisting of (i) the historical cost basis of net assets of $30 million as reflected in the historical financial statements of Summit, which do not include the push down of Time Warner's excess cost to acquire Summit and (ii) Time Warner's unamortized excess cost to acquire Summit of $329 million.

(b) Reflects (i) the assets and liabilities of Old TWI Cable (formerly KBLCOM) at June 30, 1996, as included in the historical balance sheet of Time Warner at June 30, 1996 filed in Time Warner's Quarterly Report on Form 10-Q for the six months ended June 30, 1996 and reflected in the historical financial statements of Old TWI Cable (formerly KBLCOM), which include the push down of Time Warner's excess cost to acquire Old TWI Cable (formerly KBLCOM) and (ii) the cancellation of the Company's $1.5 billion note payable to Old TWI Cable.

(c) Reflects the operating results of Summit for the six months ended June 30, 1996, as included in the historical statement of operations of Time Warner for the six months ended June 30, 1996 filed in Time
     Warner's Quarterly Report on Form 10-Q for the six months ended June 30, 1996, consisting of (i) the historical net income of Summit of $7 million as reflected in its historical financial statements, which do not include the push down of Time Warner's excess cost to acquire Summit and (ii) $7 million of incremental net losses with respect to Time Warner's amortization of the excess cost to acquire Summit.

(d) Reflects the operating results of Old TWI Cable (formerly KBLCOM) for the six months ended June 30, 1996, as included in the historical statement of operations of Time Warner for the six months ended June 30, 1996 filed in Time Warner's Quarterly Report on Form 10-Q for the six months ended June 30, 1996 and reflected in the historical financial statements of Old TWI Cable (formerly KBLCOM), which include the push down of Time Warner's excess cost to acquire Old TWI Cable (formerly KBLCOM).

(e) Reflects the historical operating results of the Gerry Companies for the year ended December 31, 1995, including revenues of $90 million, operating income of $19 million and net income of $6 million, as well as certain pro forma adjustments directly related to the Time Warner Transactions. The pro forma adjustments for the year ended December 31, 1995 reflect (1) the exclusion of $84 million of expenses, consisting of $63 million of severance costs directly attributable to Company employees terminated as a result of the Time Warner Transactions and $21 million of reductions in corporate expenses, principally relating to the closing of certain corporate and regional facilities and the termination of related personnel as a direct result of the integration of the operations of the Company and the Gerry Companies into Time Warner's operating structure, (2) an increase of $22 million in amortization consisting of a $1 million reduction of the Gerry Companies' historical amortization of pre-existing goodwill and a $23 million increase in amortization with respect to the excess cost to acquire the Gerry Companies that has been allocated to (i) cable television franchises in the amount of $441 million and amortized on a straight-line basis over a twenty-year period and (ii) goodwill in the amount of $33 million and amortized on a straight-line basis over a forty-year period, (3) an increase of $15 million in selling, general and administrative expenses with respect to payments to be made to TWE for its management of the Company's cable television systems,
     (4) an increase of $15 million in interest expense on the $211 million of borrowings under the Credit Agreement, which was used to consummate the Gerry Acquisition and to pay for transaction costs related to the Gerry Acquisition and (5) an increase of $13 million in income taxes, consisting of a $34 million increase in income taxes resulting from the exclusion of certain operating expenses, offset in part by $21 million in income tax benefits on the additional amortization expense, interest expense and management fees to be paid to TWE provided at a 41% tax rate.

(f)  Pro forma adjustments to record the CVI Debt
     Refinancing for the year ended December 31, 1995
     reflect interest savings of $4 million from $1.2 billion of aggregate borrowings under the Credit
     Agreement which were used to repay or redeem $1.184 billion of outstanding indebtedness, plus redemption premiums thereon of $16 million. Income taxes of $2 million have been provided at a 41% tax rate on the reduction in interest costs.

(g) Reflects the pro forma operating results of Summit for the year ended December 31, 1995, as included in Time Warner's pro forma statement of operations for the year ended December 31, 1995 filed in Time Warner's Current Report on Form 8-K dated May 15, 1996, including (i) the historical net income of Summit of $38 million as reflected in its historical financial statements, which do not include the push down of Time Warner's excess cost to acquire Summit, (ii) $9 million of incremental net losses with respect to Time Warner's amortization of the excess cost to acquire Summit for the period beginning May 2, 1995, the date of Time Warner's acquisition of Summit, through December 31, 1995 and
     (iii) certain pro forma adjustments directly related to Time Warner's acquisition of Summit for the four-month pre-acquisition period ending May 2, 1995. The pro forma adjustments reflect (1) the exclusion of an aggregate $23 million of net income relating to (i) Summit's broadcasting operations that were sold by Summit prior to Time Warner's acquisition of Summit and
     (ii) reductions in Summit's corporate expenses principally relating to the closure of Summit's corporate facilities and the termination of related personnel as a direct result of the integration of Summit's operations into Time Warner's and TWE's operating structure, (2) an increase of $8 million in cost of revenues with respect to the amortization of Time Warner's excess cost to acquire Summit, (3) an increase of $1 million in selling, general and administrative expenses with respect to payments to be made to TWE for its management of Summit's cable television systems and (4) a decrease of $3 million in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense and management fees to be paid to TWE. Operating results of Summit beginning May 2, 1995 are included in the historical statement of operations of Time Warner for the year ended December 31, 1995 filed in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1995.

(h) Reflects the pro forma operating results of Old TWI Cable (formerly KBLCOM) for the year ended December 31, 1995, as included in Time Warner's pro forma statement of operations for the year ended December 31, 1995 filed in Time Warner's Current Report on Form 8-K dated May 15, 1996, including (i) the historical net losses of Old TWI Cable (formerly KBLCOM) of $71 million as reflected in its historical financial statements, which include the push down of Time Warner's excess cost to acquire Old TWI Cable (formerly KBLCOM) from the date of acquisition through December 31, 1995 and (ii) certain pro forma adjustments directly related to Time Warner's acquisition of Old TWI Cable (formerly KBLCOM) for the six-month pre-acquisition period ended July 6, 1995. The pro forma adjustments reflect (1) the exclusion of an aggregate $19 million of net losses relating to (i) interest costs on the portion of KBLCOM's indebtedness that was not assumed by Time Warner and (ii) reductions in KBLCOM's corporate expenses principally relating to the closure of KBLCOM's corporate and regional facilities and the termination of related personnel as a direct result of the integration of KBLCOM's operations into Time Warner's and TWE's operating structure, (2) an increase of $39 million in cost of revenues with respect to the amortization of Time Warner's excess cost to acquire KBLCOM, (3) an increase of $4 million in selling, general and administrative expenses with respect to payments to be made to TWE for its management of certain of KBLCOM's cable television systems and (4) a decrease of $17 million in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense and management fees to be paid to TWE. Operating results of Old TWI Cable (formerly KBLCOM) beginning July 6, 1995 are included in the historical statement of operations of Time Warner for the year ended December 31, 1995 filed in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1995.

(b)   Financial statements of businesses acquired:

   (i) TWI Cable Inc. (formerly KBLCOM Incorporated) (the documents listed in this paragraph (i) being referred to as the "Financial
Statements of Old TWI Cable Inc."):

      (A) Unaudited Consolidated Financial Statements as of June 30, 1996 and for each of the six months ended June 30, 1996 and 1995; and

      (B) Consolidated Financial Statements as of and for the year ended December 31, 1995, including the report thereon of Ernst & Young LLP, independent auditors; and

      (C)  Consolidated Financial Statements as of December 31,
    1994 and for each of the years ended December 31, 1994 and 1993, including the report thereon of Deloitte & Touche LLP.

   (ii) Summit Communications Group, Inc. (the documents listed in this paragraph (ii) being referred to as the "Financial Statements of Summit Communications Group, Inc."):

      (A) Unaudited Consolidated Financial Statements as of June 30, 1996 and for each of the six months ended June 30, 1996 and 1995; and

      (B) Consolidated Financial Statements as of December 31, 1995 and for each of the years ended December 31, 1995 and 1994, including the reports thereon of Ernst & Young LLP, independent auditors and Deloitte & Touche LLP, respectively.

   (iii) Cablevision Industries Limited Partnership and Combined Entities (the documents listed in this paragraph (iii) being referred to as the "Financial Statements of Cablevision Industries Limited Partnership"):

      (A)  Unaudited Combined Financial Statements of Cablevision
    Industries Limited Partnership and Combined Entities as of and for the nine months ended September 30, 1995; and

      (B) Combined Financial Statements of Cablevision Industries Limited Partnership and Combined Entities as of December 31,
    1994 and 1993 and for each of the years ended December 31, 1994, 1993 and 1992, including the report thereon of Arthur Andersen LLP.

   (iv) Paragon Communications (the documents listed in this paragraph (iv) being referred to as the "Financial Statements of Paragon"):

      (A) Unaudited Consolidated Financial Statements as of June 30, 1996 and for each of the six months ended June 30, 1996 and 1995;

      (B) Consolidated Financial Statements as of and for the year ended December 31, 1995, including the report thereon of Ernst & Young LLP, independent auditors; and

      (C) Consolidated Financial Statements as of December 31, 1994 and for each of the years ended December 31, 1994 and 1993, including the report thereon of Price Waterhouse LLP.

(c)   Pro forma Consolidated Condensed Financial Statements:

   (i)    TWI Cable Inc. (formerly Cablevision Industries Corporation):

      (A)  Pro Forma Consolidated Condensed Balance Sheet as of
    June 30, 1996;

      (B) Pro Forma Consolidated Condensed Statements of Operations for the six months ended June 30, 1996 and the year ended
    December 31, 1995; and

      (C)  Notes to Pro Forma Consolidated Condensed
    Financial Statements.

(d)   Exhibits:

   (i)    Exhibit 99(a): Financial Statements of Old TWI Cable Inc.

   (ii)   Exhibit 99(b): Financial Statements of Summit
          Communications Group, Inc. (incorporated by reference from pages 15 to 30 of the Annual
          Report on Form 10-K for the year ended December
          31, 1995 of Summit Communications Group, Inc. and from pages 2 to 8 of the Quarterly Report on Form
          10-Q for the six months ended June 30, 1996 of Summit Communications Group Inc.).

   (iii)  Exhibit 99(c): Financial Statements of Cablevision
          Industries Limited Partnership (incorporated by reference from Exhibit 99(e) of the Current
          Report on Form 8-K of Time Warner Inc. dated May
          30, 1995 and Exhibit 99(b) of the Current Report on Form 8-K of Time Warner Inc. dated November 14, 1995).

   (iv) Exhibit 99(d): Consolidated Financial Statements of Paragon as of June 30, 1996 and for each of the six months ended June 30, 1996 and 1995.

   (v)    Exhibit 99(e): Consolidated Financial Statements of
          Paragon as of and for the year ended December 31, 1995.

   (vi) Exhibit 99(f): Consolidated Financial Statements of Paragon as of December 31, 1994 and for each of the years ended December 31, 1994 and 1993 (incorporated by reference from pages F-74 to F-82 of the Annual Report on Form 10-K for the year ended December 31, 1994 of TWE).

                           SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 15, 1996.


                                      TWI CABLE INC.


                             By:      /s/ Richard M. Petty

                            Name:     Richard M. Petty
                            Title:    Vice President and Controller
                                      (Principal Accounting Officer)

                                EXHIBIT INDEX

                                                                   Sequential
Exhibit                                                              Page
No.             Description of Exhibits                              Number

99(a)   Financial Statements of Old TWI Cable Inc.

99(b)   Financial Statements of Summit Communications Group,
        Inc. (incorporated by reference from pages 15 to 30 of the
        Annual Report on Form 10-K for the year ended December 31,
        1995 of Summit Communications Group, Inc. and from pages 2 to 8 of the Quarterly Report on Form 10-Q for the six months
        ended June 30, 1996 of Summit Communications Group, Inc.).         *

99(c)   Financial Statements of Cablevision Industries
        Limited Partnership (incorporated by reference from exhibit
        99(e) of the Current Report on Form 8-K of Time Warner Inc.
        dated May 30, 1995 and Exhibit 99(b) of the Current Report
        on Form 8-K of Time Warner Inc. dated November 14, 1995).          *

99(d)   Consolidated Financial Statements of Paragon as of
        June 30, 1996 and for each of the six months ended June 30, 1996 and 1995.

99(e) Consolidated Financial Statements of Paragon as of and for the year ended December 31, 1995.

99(f)   Consolidated Financial Statements of Paragon as of
        December 31, 1994 and for each of the years ended December
        31, 1994 and 1993 (incorporated by reference from pages F-74 to F-82 of the Annual Report on Form 10-K for the year ended
        December 31, 1994 of TWE).                                         *


*  Incorporated by reference.